Exhibit 99.1

16 February 2021 | NYSE: NXRT

EARNINGS SUPPLEMENT: FOURTH QUARTER & FULL YEAR 2020

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

PHONE: 972-628-4100

INVESTOR RELATIONS:

JACKIE GRAHAM - 972-419-6213

NXRT.NEXPOINT.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1
Cautionary Statement Regarding Forward-Looking Statements	3
Overview	4
Highlights of Fourth Quarter and FY 2020 Activity	5
Financial Summary	6
2021 Full Year Guidance Summary	7
Components of Net Asset Value	8
Consolidated Balance Sheets	9
Consolidated Statements of Operations	10
2019-2020 Same Store Results	11
2019-2020 Same Store Properties Operating Metrics	13
QoQ Same Store Properties Operating Metrics	14
2018-2020 Same Store Results	15
Q4 Same Store Results	17
FFO, Core FFO and AFFO	19
Historical Capital Expenditures	20
Value-Add Program Details	21
Outstanding Debt Details	24
Debt Maturity Schedule	26
Historical Acquisition Details	27
Historical Disposition Details	28
Definitions and Reconciliations of Non-GAAP Measures	29

FAIRWAYS AT SAN MARCOS

STANDARD INTERIOR UNIT

   UPGRADED INTERIOR UNIT

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Jackie Graham

JGraham@nexpoint.com

972-419-6213

Media inquiries: JGraham@nexpoint.com

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

NXRT Recaps Acquisition/Disposition Activity, Value-Add Results and Issues 2021 Full Year Guidance

Dallas, TX, February 16, 2021 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the fourth quarter and year ended December 31, 2020.

Highlights

•

NXRT[1] reported net income, FFO[2], Core FFO[2] and AFFO[2] of $44.0M, $57.2M, $55.5M and $62.4M, respectively, attributable to common stockholders for the year ended December 31, 2020, compared to net income, FFO, Core FFO, and AFFO of $99.1M, $40.7M, $47.6M and $54.2M, respectively, attributable to common stockholders for the year ended December 31, 2019.

•

For the year ended December 31, 2020, 2019-2020 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 1.4%, 3.6% and 3.2%, respectively, and occupancy decreased 10 bps over the prior year period.

•

During the three months ended December 31, 2020, NXRT acquired the Fairways at San Marcos, a 352-unit garden style apartment community in Chandler, Arizona, for a purchase price of approximately $84.5 million.

•

The weighted average effective monthly rent per unit across all 37 properties held as of December 31, 2020 (the “Portfolio”), consisting of 14,069 units[4], was $1,128, while physical occupancy was 94.1%.

•	NXRT paid a fourth quarter dividend of $0.34125 per share of common stock on December 31, 2020; this cash dividend represented a $0.0288 per share, or 9.2% increase, over the prior quarter’s dividend.
•	During 2020, for the properties in the Portfolio, NXRT completed 1,679 full and partial upgrades, achieving an average monthly rent premium of $131 and a 21.7% ROI[5].
•

Since inception, NXRT has completed installation of 5,355 full & partial upgrades, 4,286 kitchen and laundry appliances and 8,880 technology packages, resulting in $126, $48 and $44 average monthly rental increase per unit and 21.5%, 74.2% and 33.8% ROI, respectively.

•	During the full year 2020, through its at-the-market offering (“ATM program”), NXRT issued approximately 1.3 million shares of common stock for approximately $59.5 million in gross proceeds.
(1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
(2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net income (loss), see the “Definitions and Reconciliations of Non-GAAP Measures” and “FFO, Core FFO and AFFO” sections of this release.

(3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 24 properties encompassing 9,074 units of apartment space in our Same Store pool for the year ended December 31, 2020  (our “2019-2020” Same Store” properties). There are 32 properties encompassing 12,494 units of apartment space in our Q4 Same Store pool for the three months ended December 31, 2020 (our “Q4 Same Store” properties).

(4)

Total number of units owned as of December 31, 2020 is 14,205. Cutter’s Point suffered damage from a tornado on October 20, 2019 and 60 of the 196 units were rebuilt and returned to operation as of December 31, 2020.

(5)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

nxrt.nexpoint.com	Page 1

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Full Year 2020 Financial Results

•	Total revenues were $204.8 million for the full year 2020, compared to $181.1 million for the full year 2019.
•

Net income for the full year 2020 totaled $44.0 million, or income of $1.74 per diluted share, which included a gain on sales of real estate of $69.2 million and $82.4 million of depreciation and amortization expense. This compared to net income of $99.1 million, or income of $4.03 per diluted share, which included a gain on sales of real estate of $127.7 million and $69.1 million of depreciation and amortization expense for the full year 2019.

•

The change in our net income of $44.2 million for the year ended December 31, 2020 as compared to our net income of $99.4 million for the year ended December 31, 2019 primarily relates to decreases in gains on sales of real estate and increases in depreciation and total property operating expenses, partially offset by an increase in total revenues.

•	For the full year 2020, NOI was $116.1 million on 37 properties, compared to $102.6 million for the full year 2019 on 40 properties.
•	For the full year 2020, Same Store NOI increased 3.2% to $68.2 million, compared to $66.1 million for the full year 2019.
•

For the full year 2020, FFO totaled $57.2 million, or $2.27 per diluted share, compared to $40.7 million, or $1.66 per diluted share, for the full year 2019. For the full year 2020, Core FFO totaled $55.5 million, or $2.20 per diluted share, compared to $47.6 million, or $1.93 per diluted share, for the full year 2019. For the full year 2020, AFFO totaled $62.4 million, or $2.47 per diluted share, compared to $54.2 million, or $2.20 per diluted share, for the full year 2019.

Fourth Quarter 2020 Financial Results

•	Total revenues were $50.5 million for the fourth quarter of 2020, compared to $49.7 million for the fourth quarter of 2019.
•

Net loss for the fourth quarter of 2020 totaled $(4.2) million, or a loss of $(0.17) per diluted share, which included $19.9 million of depreciation and amortization expense and $11.0 million of interest expense. This compared to net loss of $(13.3) million, or a loss of $(0.53) per diluted share, for the fourth quarter of 2019, which included $23.4 million of depreciation and amortization expense and $10.7 million of interest expense.

•	The change in our net loss between the periods primarily relates to an increase in total revenues, partially offset by increases in interest expense and depreciation and amortization expense.
•	For the fourth quarter of 2020, NOI was $28.0 million on 37 properties, compared to $28.3 million for the fourth quarter of 2019 on 40 properties.
•

For the fourth quarter of 2020, Q4 Same Store NOI decreased 1.8% to $24.6 million, compared to $25.1 million for the fourth quarter of 2019, which was impacted by a 21.0% increase in real estate tax accruals.

•

For the fourth quarter of 2020, FFO totaled $15.7 million, or $0.62 per diluted share, compared to $10.1 million, or $0.39 per diluted share, for the fourth quarter of 2019. For the fourth quarter of 2020, Core FFO totaled $14.2 million, or $0.56 per diluted share, compared to $13.8 million, or $0.54 per diluted share, for the fourth quarter of 2019. For the fourth quarter of 2020, AFFO totaled $15.9 million, or $0.63 per diluted share, compared to $15.0 million, or $0.59 per diluted share, for the fourth quarter of 2019.

Fourth Quarter Earnings Conference Call

NXRT will host a call on Tuesday, February 16, 2021 at 11:00 a.m. ET to discuss its fourth quarter and full year financial results. The conference call can be accessed live over the phone by dialing 800-437-2398 or, for international callers, +1 323-289-6576 and using passcode Conference ID: 7677037.  A live audio webcast of the call will be available online at the Company's website, nxrt.nexpoint.com (under "Investor Relations").  An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, February 23, 2021 by dialing 888-203-1112 or, for international callers, +1 719-457-0820 and entering passcode 7677037.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, nxrt.nexpoint.com, under the “Investor Relations” tab.

nxrt.nexpoint.com	Page 2

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, the COVID-19 pandemic and its effects on our business, net asset value and the related components and assumptions, NXRT’s guidance for financial results for the full year 2021 and the related assumptions, including the effects of tornado damage at Cutter’s Point, expected acquisitions and dispositions, shares outstanding and real estate taxes, net asset value and the related components and assumptions, including estimated value-add expenditures, debt payments, outstanding debt and shares outstanding, guidance for the first quarter 2021 and the related assumptions, planned value-add programs, including projected average rent, rent change and return on investment, expected return to service of units at Cutter’s Point damaged by the tornado and expected acquisitions and dispositions. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate geographic spread, duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

nxrt.nexpoint.com	Page 3

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC: FOURTH QUARTER & FULL YEAR 2020 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$42.54
Insider Ownership	12.32%
2021 Q1 Dividend Per Share	$0.3413
Dividend Yield (1)	3.21%
Shares outstanding - basic (2)	24,715
Shares outstanding - diluted (2)	25,234
(1)	As of the close of market trading on February 12, 2021.
(2)	Weighted average for the year ended December 31, 2020.

Portfolio Composition by Market

Market	% of Units
Dallas/Fort Worth	18.2%
Nashville	13.0%
South Florida	13.8%
Atlanta	10.3%
Phoenix	11.8%
Houston	8.3%
Orlando	8.3%
Las Vegas	8.1%
Charlotte	4.1%
Tampa	4.1%
Total	100.0%

Las Vegas | 1,163 Units
Phoenix | 1,327 Units
DFW | 3,034 Units
Houston | 1,1184 Units
Nashville | 1,848 Units
Atlanta | 1,460 Units
Charlotte | 577 Units
Orlando | 1,172 Units
Tampa | 576 Units
South Florida | 1,959 Units

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

Revenue ($000s)
$240,000
$210,000
$180,000
$150,000
$120,000
$90,000
$60,000
$30,000
$0
$1,200
$1,050
$900
$750
$600
$450
$300
2015
2016
2017
2018
2019
2020

NXRT Stock Price
NXRT Stock Price + Accumulated Dividends
60
55
50
45
40
35
30
25
20
15
10
5
0
Apr-15
Nov-15
Jun-16
Jan-17
Aug-17
Mar-18
Oct-18
May-19
Dec-19
Jul-20
Feb-21
SIGNIFICANT APPRECIATION
+240.6%

nxrt.nexpoint.com	Page 4

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Highlights of Fourth Quarter and Full Year 2020 Activity

DISPOSITIONS

Property Name	Location	Date of Sale	Sales Price	Multiple on Invested Capital	Net Cash Proceeds (1)	Gain on Sale of Real Estate
Southpoint Reserve at Stoney Creek	Fredericksburg, Virginia	March 20, 2020	$23,500	2.20x	$9,944	$5,469
Willow Grove	Nashville, Tennessee	March 26, 2020	31,300	4.92x	16,039	17,513
Woodbridge	Nashville, Tennessee	March 26, 2020	31,700	4.33x	17,423	15,990
Eagle Crest	Irving, Texas	September 30, 2020	55,500	5.96x	24,974	30,160
			$142,000	4.42x	$68,380	$69,132

(1)	Represents sales price, net of debt repayment and prepayment penalties.

NXRT 2020 COLLECTIONS*

Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
98.9%	99.5%	99.4%	93.9%	98.4%	100.8%	99.1%	101.2%	100.2%	97.0%	99.0%	98.7%

* Represents collected rent as a percentage of charged rent as of the applicable month. NXRT continues to collect delinquent rent, payment plans and state issued rental assistance funds.

LEASED REHABS	DIVIDEND GROWTH

$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Q1'15
Q3'15
Q1'16
Q3'16
Q1'17
Q3'17
Q1'18
Q3'18
Q1'19
Q3'19
Q1'20
Q3'20
$ Rent Growth
% Rent Growth

$0.340
$0.320
$0.300
$0.280
$0.260
$0.240
$0.220
$0.200
$0.180
$0.160
+66%
2015
2016
2017
2018
2019
2020

CORE FFO GROWTH*	NOI GROWTH*

$2.00
$1.80
$1.60
$1.40
$1.20
$1.00
+62%
2015
2016
2017
2018
2019
2020

$120,000
$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
+92%
2015
2016
2017
2018
2019
2020

* Net income (loss) for the years ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015 (in thousands) was $44,150, $99,438, $(1,614), $56,359, $25,888 and      $(10,992), respectively.

nxrt.nexpoint.com	Page 5

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	FY 2020	FY 2019	FY 2018	Q4 2020	Q4 2019
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization	$1,058,000	$1,136,000	$824,000
Share Price (as of the last day of the period)	$42.31	$45.00	$35.05
Weighted average common shares outstanding - basic	24,715	24,116	21,189	24,797	25,073
Weighted average common shares outstanding - diluted	25,234	24,593	21,667	25,350	25,520

Earnings Profile
Total revenues	$204,800	$181,066	$146,597	$50,548	$49,676
Net income (loss) attributable to common stockholders	44,018	99,140	(1,609)	(4,199)	(13,266)
NOI (1)	116,092	102,591	80,175	28,046	28,327
Same Store NOI (2)	68,150	66,054		24,627	25,078
Same Store NOI Growth (%) (2)	3.2%			-1.8%

Earnings Metrics Per Common Share (diluted basis)
Earnings (loss)	$1.74	$4.03	$(0.08)	$(0.17)	$(0.53)
FFO (1)	$2.27	$1.66	$1.48	$0.62	$0.39
Core FFO (1)	$2.20	$1.93	$1.62	$0.56	$0.54
AFFO (1)	$2.47	$2.20	$1.88	$0.63	$0.59
Dividends declared per common share	$1.279	$1.138	$1.025	$0.341	$0.313
FFO Coverage (3)	1.77x	1.46x	1.44x	1.81x	1.26x
Core FFO Coverage (3)	1.72x	1.70x	1.58x	1.64x	1.73x
AFFO Coverage (3)	1.94x	1.94x	1.84x	1.84x	1.88x

Portfolio
Total Properties	37	40	35
Total Units	14,205	14,724	12,555
Occupancy	94.1%	94.2%	94.6%
Average Effective Monthly Rent per Unit	$1,128	$1,103	$985

Same Store Portfolio Metrics (2)
Total Same Store Properties	24	24		32	32
Total Same Store Units	9,074	9,074		12,494	12,494
Occupancy	94.2%	94.3%		94.1%	94.3%
Average Effective Monthly Rent per Unit	$1,047	$1,033		$1,124	$1,108

Value-Add Program
Completed Full/Partial Interior Rehab Units	1,679	2,516	1,432	311	533
Cumulative Completed Rehab Units (4)	5,355
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$126
ROI on Post-Rehab Units	21.5%

Outstanding Debt Summary
Total Mortgage Debt	$1,168,078	$1,193,528	$845,713
Credit Facilities	183,000	218,000
Total Debt Outstanding	$1,351,078	$1,411,528	$845,713
Leverage Ratio (Net Debt to Enterprise Value) (5)	55%	55%	50%
(1)	For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.
(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. Full year results are shown for the 2019-2020 Same Store properties; Q4 results are shown for the Q4 Same Store properties. For additional information regarding our Q4 and 2019-2020 Same Store properties, see the “Q4 Same Store Results” and “2019-2020 Same Store Results” section of this release.

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.
(4)	Inclusive of all full and partial interior upgrades completed through December 31, 2020. Cumulative results exclude rehabs completed for properties sold through December 31, 2020.
(5)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2021 Full Year Guidance Summary

NXRT is providing initial 2021 guidance ranges for earnings (loss) per diluted share, Core FFO per diluted share, Same Store rental income, Same Store total revenue, Same Store total expenses, and Same Store NOI as follows:

	Guidance Range (1)
	Low-End	Mid-Point	High-End
Earnings (loss) per diluted share (2)	$(0.97)	$(0.88)	$(0.79)
Core FFO per diluted share (2) (3)	$2.16	$2.25	$2.35

Same Store Growth: (4)
Rental Income	4.1%	4.7%	5.4%
Total Revenue	3.9%	4.5%	5.2%
Total Operating Expenses (5)	7.9%	6.6%	5.3%
Same Store NOI (3)	0.9%	3.0%	5.1%

Other Considerations: (6)
Acquisitions	$100.0	$150.0	$200.0
Dispositions (7)	$75.0	$112.5	$150.0
(1)

Full Year 2021 guidance forecast includes Same Store growth projections presented above, which takes into effect the tornado damage at Cutter’s Point and the forecast dispositions of Beechwood Terrace and Cedar Point, and assumes no further acquisition or disposition activity for the remainder of the year.

(2)	Weighted average diluted share count estimate for full year 2021 is approximately 25.7 million.
(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2021 Same Store NOI and Core FFO guidance to net loss guidance, and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for the Full Year 2021 pro forma Same Store pool (35 properties).
(5)

The largest component to our same store operating expense forecast, real estate tax expense, is largely outside of our ability to control and while we do everything in our power to effectuate reasonable outcomes, we come into the 2021 forecast year amidst the backdrop of a COVID-19 recession that has accentuated state and local municipal budget shortfalls. One expected area of opportunity for such state and local municipalities to make up for any anticipated or actual budget shortfalls is through increased taxation. There is significant uncertainty surrounding potential property value and millage rate increases for 2021, and our forecast reflects a similar variance in potential results. Furthermore, both Davidson and Williamson County, Tennessee operate on a four-year reappraisal cycle, which is set to occur in 2021. As a result, we expect to see significant assessed value inflation across our Nashville portfolio in 2021. Initial indications of value will be available by early May 2021 but our initial guidance assumes revaluation at a rate of purchase price plus 8% annual inflation. Across all assets, we expect to take all available action to control real estate tax expense inflation but we do see this as a significant component of full year performance and we highlight it here as such.

(6)

We continue to evaluate our Portfolio for capital recycling opportunities. Transaction volumes presented are not incorporated into the EPS and CFFO guidance above. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions, except as required by law.

(7)	Includes the forecast dispositions of Beechwood Terrace and Cedar Pointe.

Additional information on 2021 financial and earnings guidance is included in the following sections of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET

Property	NOI	Cap Rate Range (1)		Value Range (2)
Market	Contribution	Min	Max	Min	Max
Texas
Dallas/Fort Worth	13.2%	4.4%	4.8%	$326,113	$364,028
Houston	7.1%	4.7%	5.0%	166,063	182,672

North Carolina
Charlotte	3.8%	4.4%	4.7%	94,643	104,535

Georgia
Atlanta	10.7%	4.4%	4.7%	268,400	296,452

Tennessee
Nashville	11.9%	4.4%	4.7%	298,439	329,630

Florida
Orlando	8.0%	4.7%	5.0%	188,621	207,486
Tampa	3.6%	4.4%	4.7%	89,756	99,136
South Florida	17.4%	4.4%	4.7%	435,493	481,009

Nevada
Las Vegas	9.7%	4.7%	5.0%	227,963	250,763

Arizona
Phoenix	14.6%	4.4%	4.7%	365,977	404,227
Total / Ave	100.0%	4.5%	4.8%	$2,461,468	$2,719,938

NAV SUMMARY

Component	Min	Max
Tangible Assets
Real Estate (2)	$2,461,468	$2,719,938
Cash	24,457
Restricted Cash - Renovation Reserves (4)	10,614
Renovation Capital Expenditures (4)	(10,614)
Cash Adjustments (5)	(896)
Fair Market Value of Interest Rate Swaps	0
Other Assets	33,394
Value of Assets	$2,518,423	$2,776,893

Tangible Liabilities
Credit Facility (6)	$183,000
Mortgage Debt	1,168,078
Total Outstanding Debt	1,351,078
Forward 12-month Principal Payments (5)	(896)
Total Outstanding Debt (FY 2021 Est.)	1,350,182
Other Tangible Liabilities (at Book)	29,481
Derivative Liability	43,530
Value of Liabilities	$1,423,193
Net Leverage (mid-point)	54%
Net Asset Value	$1,095,230	$1,353,700
Shares outstanding - diluted (FY 2021 Est.)	25,571
Est. NAV / Share	$42.83	$52.94
NAV / Share (mid-point)	$47.88

NOI ESTIMATE

4Q 2020 NOI Actual	28,046
FY 2020 NOI Actual	116,092
	Low	High
Estimated 1Q 2021 NOI Guidance (3)	28,125	29,325
2021 NOI Guidance (3)	$117,600	$121,600

IMPLIED VALUATION METRICS

	Min	Max
Implied Real Estate Value	$2,461,468	$2,719,938
No. of Units (December 31, 2020) (2)	14,205
Implied Value/Apartment Unit	$173.3	$191.5
Implied Value/Apartment Unit (mid-point)	$182.4

(1)	Management estimates based on independent third-party review of our properties.
(2)	Estimated value ranges are presented for the existing portfolio (37 properties at December 31, 2020).
(3)

The Company anticipates net loss will be in the range between approximately ($20.2) million and ($25.0) million for the full year 2021 and between ($8.1) million and ($9.2) million for the first quarter of 2021. FY 2021 NOI Guidance does not consider any additional acquisition or disposition activity for the remainder of the year.

(4)	Includes approximately $10.6 million that is held for value-add upgrades; reduced by $10.6 million for estimated 2021 rehab expenditures.
(5)	Includes approximately $0.9 million in forward 12-month principal payments.
(6)	Includes outstanding balance as of December 31, 2020.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2020	December 31, 2019
ASSETS
Operating Real Estate Investments
Land	$323,429	$317,886
Buildings and improvements	1,544,115	1,472,319
Intangible lease assets	1,675	12,414
Construction in progress	10,796	4,375
Furniture, fixtures, and equipment	96,228	81,038
Total Gross Operating Real Estate Investments	1,976,243	1,888,032
Accumulated depreciation and amortization	(215,494)	(152,552)
Total Net Operating Real Estate Investments	1,760,749	1,735,480
Real estate held for sale, net of accumulated depreciation of $0 and $7,859, respectively	—	46,330
Total Net Real Estate Investments	1,760,749	1,781,810
Cash and cash equivalents	24,457	25,671
Restricted cash	32,558	45,511
Accounts receivable	9,045	6,285
Prepaid and other assets	2,405	2,336
Fair market value of interest rate swaps	—	4,376
TOTAL ASSETS	$1,829,214	$1,865,989

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable, net	$1,162,855	$1,145,371
Mortgages payable held for sale, net	—	41,176
Credit facility, net	182,323	216,501
Accounts payable and other accrued liabilities	10,058	11,971
Accrued real estate taxes payable	12,822	12,206
Accrued interest payable	2,274	3,691
Security deposit liability	2,688	2,977
Prepaid rents	1,639	1,658
Fair market value of interest rate swaps	43,530	902
Total Liabilities	1,418,189	1,436,453

Redeemable noncontrolling interests in the Operating Partnership	3,098	3,295

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,016,957 and 25,245,740 shares issued and outstanding, respectively	250	251
Additional paid-in capital	376,710	359,748
Accumulated earnings less dividends	75,321	63,776
Accumulated other comprehensive income (loss)	(44,354)	2,466
Total Stockholders' Equity	407,927	426,241
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,829,214	$1,865,989

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

(Unaudited)

	For the Year Ended December 31,
	2020	2019	2018
Revenues
Rental income	$199,237	$177,162	$143,158
Other income	5,563	3,904	3,439
Total revenues	204,800	181,066	146,597
Expenses
Property operating expenses	47,201	42,692	35,824
Real estate taxes and insurance	31,709	25,113	20,713
Property management fees (1)	5,971	5,388	4,382
Advisory and administrative fees (2)	7,670	7,500	7,474
Corporate general and administrative expenses	10,035	9,613	7,808
Property general and administrative expenses	6,239	6,765	6,134
Depreciation and amortization	82,411	69,086	47,470
Total expenses	191,236	166,157	129,805
Operating income before gain on sales of real estate	13,564	14,909	16,792
Gain on sales of real estate	69,151	127,684	13,742
Operating income	82,715	142,593	30,534
Interest expense	(44,753)	(37,385)	(28,572)
Loss on extinguishment of debt and modification costs	(1,470)	(2,869)	(3,576)
Casualty gains (losses)	5,886	(3,488)	—
Miscellaneous income	1,772	587	—
Net income (loss)	44,150	99,438	(1,614)
Net income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	132	298	(5)
Net income (loss) attributable to common stockholders	$44,018	$99,140	$(1,609)
Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	(46,961)	(14,625)	1,931
Total comprehensive income (loss)	(2,811)	84,813	317
Comprehensive income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	(9)	254	1
Comprehensive income (loss) attributable to common stockholders	$(2,802)	$84,559	$316

Weighted average common shares outstanding - basic	24,715	24,116	21,189
Weighted average common shares outstanding - diluted	25,234	24,593	21,667

Earnings (loss) per share - basic	$1.78	$4.11	$(0.08)
Earnings (loss) per share - diluted	$1.74	$4.03	$(0.08)
(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2019-2020 Same Store Results of Operations for the Years Ended December 31, 2020 and 2019

There are 24 properties encompassing 9,074 units of apartment space, or approximately 64% of our Portfolio, in our same store pool for the years ended December 31, 2020 and 2019 (our “2019-2020 Same Store” properties). Our 2019-2020 Same Store properties exclude the following 13 properties in our Portfolio as of December 31, 2020: Bella Vista, The Enclave, The Heritage, Summers Landing, Residences at Glenview Reserve, Residences at West Place, Avant at Pembroke Pines, Arbors of Brentwood, Torreyana, Bloom, Bella Solara, Fairways at San Marcos, and Cutter’s Point.

As of December 31, 2020, our 2019-2020 Same Store properties were approximately 94.2% leased with a weighted average monthly effective rent per occupied apartment unit of $1,047, a year-over-year decrease of 10 bps and an increase of $14, respectively.

The following table reflects the revenues, property operating expenses and NOI for the years ended December 31, 2020 and 2019 for our 2019-2020 Same Store and Non-Same Store properties (dollars in thousands):

	For the Year Ended December 31,
	2020	2019	$ Change	% Change
Revenues
Same Store
Rental income	$120,109	$115,588	$4,521	3.9%
Other income	2,106	2,331	(225)	-9.7%
Same Store revenues	122,215	117,919	4,296	3.6%
Non-Same Store
Rental income	79,128	61,574	17,554	28.5%
Other income	3,457	1,573	1,884	119.8%
Non-Same Store revenues	82,585	63,147	19,438	30.8%
Total revenues	204,800	181,066	23,734	13.1%

Operating expenses
Same Store
Property operating expenses (1)	27,910	27,484	426	1.5%
Real estate taxes and insurance	19,301	17,331	1,970	11.4%
Property management fees (2)	3,629	3,518	111	3.2%
Property general and administrative expenses (3)	3,225	3,532	(307)	-8.7%
Same Store operating expenses	54,065	51,865	2,200	4.2%
Non-Same Store
Property operating expenses (4)	17,991	15,242	2,749	18.0%
Real estate taxes and insurance	12,408	7,782	4,626	59.4%
Property management fees (2)	2,342	1,870	472	25.2%
Property general and administrative expenses (5)	1,902	1,716	186	10.8%
Non-Same Store operating expenses	34,643	26,610	8,033	30.2%
Total operating expenses	88,708	78,475	10,233	13.0%

NOI
Same Store	68,150	66,054	2,096	3.2%
Non-Same Store	47,942	36,537	11,405	31.2%
Total NOI (6)	$116,092	$102,591	$13,501	13.2%
(1)	For the years ended December 31, 2020 and 2019, excludes approximately $555,000 and $53,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the years ended December 31, 2020 and 2019, excludes approximately $495,000 and $883,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the years ended December 31, 2020 and 2019, excludes approximately $344,000 and $19,000, respectively, of casualty-related expenses.
(5)

For the years ended December 31, 2020 and 2019, excludes approximately $617,000 and $634,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table contains additional information about our 2019-2020 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the years ended December 31, 2020 and 2019 (dollars in thousands, except for per unit data):

	FY 2020	FY 2019	% Change
Same Store Total Units	9,074	9,074
Same Store Occupied Units	8,548	8,555
Same Store Ending Occupancy	94.2%	94.3%	-0.1%
Same Store Average Rent per Unit	$1,047	$1,033	1.4%

Same Store Revenues
Same Store Rental Income	$120,109	$115,588	3.9%
Same Store Other Income	2,106	2,331	-9.7%
Total Same Store Revenues	122,215	117,919	3.6%

Same Store Operating Expenses
Payroll	11,821	11,661	1.4%
Repairs & Maintenance	9,763	9,654	1.1%
Utilities	6,326	6,169	2.5%
Real Estate Taxes	16,945	15,258	11.1%
Insurance	2,356	2,073	13.7%
Property Management Fees	3,629	3,518	3.2%
Office Operations	2,178	2,261	-3.7%
Marketing	1,047	1,271	-17.6%
Total Same Store Operating Expenses	54,065	51,865	4.2%

2019-2020 Same Store NOI	$68,150	$66,054	3.2%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2019-2020 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	2020	2019	% Change	2020	2019	bps ∆	2020	2019	% Change
Texas
Dallas	2,195	$977	$959	1.9%	94.4%	94.7%	-30	$28,245	$27,165	4.0%
Houston	1,184	1,115	1,131	-1.4%	91.9%	93.3%	-140	16,644	16,214	2.7%
Average/Total	3,379	1,025	1,019	0.6%	93.5%	94.2%	-70	44,889	43,379	3.5%

North Carolina
Charlotte	577	1,020	993	2.7%	92.0%	93.2%	-120	7,192	6,833	5.3%
Average/Total	577	1,020	993	2.7%	92.0%	93.2%	-120	7,192	6,833	5.3%

Georgia
Atlanta	1,460	1,130	1,110	1.8%	95.5%	95.1%	40	19,694	19,159	2.8%
Average/Total	1,460	1,130	1,110	1.8%	95.5%	95.1%	40	19,694	19,159	2.8%

Tennessee
Nashville	1,142	978	984	-0.6%	95.0%	92.6%	240	14,497	13,771	5.3%
Average/Total	1,142	978	984	-0.6%	95.0%	92.6%	240	14,497	13,771	5.3%

Florida
Orlando	830	1,156	1,156	0.0%	93.0%	94.7%	-170	11,750	11,760	-0.1%
Tampa	576	985	964	2.2%	94.6%	95.8%	-120	7,030	6,693	5.0%
South Florida	439	1,274	1,228	3.7%	98.2%	93.8%	440	7,085	6,649	6.6%
Average/Total	1,845	1,131	1,113	1.6%	94.7%	94.9%	-20	25,865	25,102	3.0%

Arizona
Phoenix	671	882	834	5.8%	93.7%	94.9%	-120	7,972	7,344	8.6%
Average/Total	671	882	834	5.8%	93.7%	94.9%	-120	7,972	7,344	8.6%

Average/Total	9,074	$1,047	$1,033	1.4%	94.2%	94.3%	-10	$120,109	$115,588	3.9%
(1)	This table only includes the 24 properties in our 2019-2020 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

QoQ Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q4 2020	Q3 2020	% Change	Q4 2020	Q3 2020	bps ∆	Q4 2020	Q3 2020	% Change
Texas
Dallas	2,391	$974	$970	0.4%	94.6%	95.6%	-100	$7,713	$7,711	0.0%
Houston	1,184	1,115	1,108	0.6%	91.9%	94.6%	-270	4,105	4,156	-1.2%
Average/Total	3,575	1,021	1,016	0.5%	93.7%	95.3%	-160	11,818	11,867	-0.4%

North Carolina
Charlotte	577	1,020	1,016	0.4%	92.0%	96.5%	-450	1,765	1,834	-3.8%
Average/Total	577	1,020	1,016	0.4%	92.0%	96.5%	-450	1,765	1,834	-3.8%

Georgia
Atlanta	1,460	1,130	1,114	1.4%	95.5%	95.4%	10	4,999	4,911	1.8%
Average/Total	1,460	1,130	1,114	1.4%	95.5%	95.4%	10	4,999	4,911	1.8%

Tennessee
Nashville	1,848	1,020	1,027	-0.7%	93.9%	93.9%	0	6,032	5,477	10.1%
Average/Total	1,848	1,020	1,027	-0.7%	93.9%	93.9%	0	6,032	5,477	10.1%

Florida
Orlando	1,172	1,173	1,183	-0.8%	92.2%	91.3%	90	4,088	3,981	2.7%
Tampa	576	985	986	-0.1%	94.6%	95.7%	-110	1,766	1,757	0.5%
South Florida	1,959	1,459	1,462	-0.2%	95.3%	96.2%	-90	8,955	8,863	1.0%
Average/Total	3,707	1,295	1,300	-0.4%	94.2%	94.6%	-40	14,809	14,601	1.4%

Arizona
Phoenix	1,327	1,103	1,093	0.9%	94.7%	95.7%	-100	4,866	4,813	1.1%
Average/Total	1,327	1,103	1,093	0.9%	94.7%	95.7%	-100	4,866	4,813	1.1%

Average/Total	12,494	$1,124	$1,122	0.2%	94.1%	95.0%	-90	$44,289	$43,503	1.8%

(1)	This table only includes the 32 properties in our Q4 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2018-2020 Same Store Results of Operations for the Years Ended December 31, 2020, 2019 and 2018

There are 21 properties encompassing 7,990 units of apartment space, or approximately 57% of our Portfolio, in our same store pool for the years ended December 31, 2020, 2019 and 2018 (our “2018-2020 Same Store” properties). Our 2018-2020 Same Store properties exclude the following 16 properties in our Portfolio as of December 31, 2020: Cedar Pointe, Crestmont Reserve, Brandywine I & II, Bella Vista, The Enclave, The Heritage, Summers Landing, Residences at Glenview Reserve, Residences at West Place, Avant at Pembroke Pines, Arbors of Brentwood, Torreyana, Bloom, Bella Solara, Fairways at San Marcos, and Cutter’s Point.

As of December 31, 2020, our 2018-2020 Same Store properties were approximately 94.0% leased with a weighted average monthly effective rent per occupied apartment unit of $1,058. As of December 31, 2019, our 2018-2020 Same Store properties were approximately 94.4% leased with a weighted average monthly effective rent per occupied apartment unit of $1,040. As of December 31, 2018, our 2018-2020 Same Store properties were approximately 94.7% leased with a weighted average monthly effective rent per occupied apartment unit of $1,005.

The following table reflects the revenues, property operating expenses and NOI for the years ended December 31, 2020, 2019 and 2018 for our 2018-2020 Same Store and Non-Same Store properties (dollars in thousands):

	For the Year Ended December 31,			2020 compared to 2019		2019 compared to 2018
	2020	2019	2018	$ Change	% Change	$ Change	% Change
Revenues
Same Store
Rental income	$106,490	$102,554	$98,013	$3,936	3.8%	$4,541	4.6%
Other income	1,952	2,145	2,576	(193)	-9.0%	(431)	-16.7%
Same Store revenues	108,442	104,699	100,589	3,743	3.6%	4,110	4.1%
Non-Same Store
Rental income	92,747	74,608	45,145	18,139	24.3%	29,463	65.3%
Other income	3,611	1,759	863	1,852	105.3%	896	103.8%
Non-Same Store revenues	96,358	76,367	46,008	19,991	26.2%	30,359	66.0%
Total revenues	204,800	181,066	146,597	23,734	13.1%	34,469	23.5%

Operating expenses
Same Store
Property operating expenses (1)	24,817	24,462	24,059	355	1.5%	403	1.7%
Real estate taxes and insurance	17,467	15,876	15,832	1,591	10.0%	44	0.3%
Property management fees (2)	3,219	3,122	3,000	97	3.1%	122	4.1%
Property general and administrative expenses (3)	2,841	3,119	3,295	(278)	-8.9%	(176)	-5.3%
Same Store operating expenses	48,344	46,579	46,186	1,765	3.8%	393	0.9%
Non-Same Store
Property operating expenses (4)	21,084	18,264	12,428	2,820	15.4%	5,836	47.0%
Real estate taxes and insurance	14,242	9,237	4,881	5,005	54.2%	4,356	89.2%
Property management fees (2)	2,752	2,266	1,382	486	21.4%	884	64.0%
Property general and administrative expenses (5)	2,286	2,129	1,545	157	7.4%	584	37.8%
Non-Same Store operating expenses	40,364	31,896	20,236	8,468	26.5%	11,660	57.6%
Total operating expenses	88,708	78,475	66,422	10,233	13.0%	12,053	18.1%

NOI
Same Store	60,098	58,120	54,403	1,978	3.4%	3,717	6.8%
Non-Same Store	55,994	44,471	25,772	11,523	25.9%	18,699	72.6%
Total NOI (6)	$116,092	$102,591	$80,175	$13,501	13.2%	$22,416	28.0%

(1)	For the years ended December 31, 2020, 2019 and 2018, excludes approximately $(609,000), $(58,000) and $95,000, respectively, of casualty-related expenses/(recoveries).
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(3)

For the years ended December 31, 2020, 2019 and 2018, excludes approximately $472,000, $578,000 and $698,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the years ended December 31, 2020, 2019 and 2018, excludes approximately $1,910,000, $23,000 and $(758,000), respectively, of casualty-related expenses/(recoveries).
(5)

For the years ended December 31, 2020, 2019 and 2018, excludes approximately $640,000, $939,000 and $596,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

The following table contains additional information about our 2018-2020 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the years ended December 31, 2020, 2019 and 2018 (dollars in thousands, except for per unit data):

				2020 vs 2019	2019 vs 2018
	FY 2020	FY 2019	FY 2018	% Change	% Change
Same Store Total Units	7,990	7,990	7,990
Same Store Occupied Units	7,511	7,543	7,566
Same Store Ending Occupancy	94.0%	94.4%	94.7%	-0.4%	-0.3%
Same Store Average Rent per Unit	$1,058	$1,040	$1,005	1.7%	3.5%

Same Store Revenues
Same Store Rental Income	$106,490	$102,554	$98,013	3.8%	4.6%
Same Store Other Income	1,952	2,145	2,576	-9.0%	-16.7%
Total Same Store Revenues	108,442	104,699	100,589	3.6%	4.1%

Same Store Operating Expenses
Payroll	10,543	10,339	9,952	2.0%	3.9%
Repairs & Maintenance	8,636	8,656	8,135	-0.2%	6.4%
Utilities	5,638	5,467	5,973	3.1%	-8.5%
Real Estate Taxes	15,352	14,012	13,686	9.6%	2.4%
Insurance	2,115	1,865	2,146	13.4%	-13.1%
Property Management Fees	3,219	3,122	3,000	3.1%	4.1%
Office Operations	1,924	2,007	2,042	-4.1%	-1.7%
Marketing	917	1,111	1,252	-17.5%	-11.3%
Total Same Store Operating Expenses	48,344	46,579	46,186	3.8%	0.9%

2018-2020 Same Store NOI	$60,098	$58,120	$54,403	3.4%	6.8%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q4 Same Store Results of Operations for the Three Months Ended December 31, 2020 and 2019

There are 32 properties encompassing 12,494 units of apartment space, or approximately 89% of our Portfolio, in our same store pool for the three months ended December 31, 2020 and 2019 (our “Q4 Same Store” properties). Our Q4 Same Store properties exclude the following 5 properties in our Portfolio as of December 31, 2020: Torreyana, Bloom, Bella Solara, Fairways at San Marcos, and Cutter’s Point.

As of December 31, 2020, our Q4 Same Store properties were approximately 94.1% leased with a weighted average monthly effective rent per occupied apartment unit of $1,124, a year-over-year decrease of 20 bps and an increase of $16, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended December 31, 2020 and 2019 for our Q4 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended December 31,
	2020	2019	$ Change	% Change
Revenues
Same Store
Rental income	$44,289	$43,294	$995	2.3%
Other income	851	687	164	23.9%
Same Store revenues	45,140	43,981	1,159	2.6%
Non-Same Store
Rental income	5,003	5,598	(595)	-10.6%
Other income	405	97	308	317.5%
Non-Same Store revenues	5,408	5,695	(287)	-5.0%
Total revenues	50,548	49,676	872	1.8%

Operating expenses
Same Store
Property operating expenses (1)	10,230	9,907	323	3.3%
Real estate taxes and insurance	7,858	6,514	1,344	20.6%
Property management fees (2)	1,302	1,280	22	1.7%
Property general and administrative expenses (3)	1,123	1,202	(79)	-6.6%
Same Store operating expenses	20,513	18,903	1,610	8.5%
Non-Same Store
Property operating expenses (4)	1,281	1,589	(308)	-19.4%
Real estate taxes and insurance	366	546	(180)	-33.0%
Property management fees (2)	165	169	(4)	-2.4%
Property general and administrative expenses (5)	177	142	35	24.6%
Non-Same Store operating expenses	1,989	2,446	(457)	-18.7%
Total operating expenses	22,502	21,349	1,153	5.4%

NOI
Same Store	24,627	25,078	(451)	-1.8%
Non-Same Store	3,419	3,249	170	5.2%
Total NOI (6)	$28,046	$28,327	$(281)	-1.0%
(1)	For the three months ended December 31, 2020 and 2019, excludes approximately $613,000 and $46,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the three months ended December 31, 2020 and 2019, excludes approximately $(5,000) and $320,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the three months ended December 31, 2020 and 2019, excludes approximately $712,000 and $(14,000), respectively, of casualty-related expenses/(recoveries).
(5)

For the three months ended December 31, 2020 and 2019, excludes approximately $20,000 and $128,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

nxrt.nexpoint.com	Page 17

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table contains additional information about our Q4 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended December 31, 2020 and 2019 (dollars in thousands, except for per unit data):

	Q4 2020	Q4 2019	% Change
Same Store Total Units	12,494	12,494
Same Store Occupied Units	11,757	11,778
Same Store Ending Occupancy	94.1%	94.3%	-0.2%
Same Store Average Rent per Unit	$1,124	$1,108	1.4%

Same Store Revenues
Same Store Rental Income	$44,289	$43,294	2.3%
Same Store Other Income	851	687	23.9%
Total Same Store Revenues	45,140	43,981	2.6%

Same Store Operating Expenses
Payroll	4,228	4,111	2.8%
Repairs & Maintenance	3,811	3,631	5.0%
Utilities	2,191	2,165	1.2%
Real Estate Taxes	6,817	5,633	21.0%
Insurance	1,041	881	18.2%
Property Management Fees	1,302	1,280	1.7%
Office Operations	784	785	-0.1%
Marketing	339	417	-18.7%
Total Same Store Operating Expenses	20,513	18,903	8.5%

Q4 Same Store NOI	$24,627	$25,078	-1.8%

nxrt.nexpoint.com	Page 18

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income (loss), the most directly comparable GAAP financial measure, for the years ended December 31, 2020, 2019 and 2018 and for the three months ended December 31, 2020 and 2019 (in thousands, except per share amounts):

		For the Year Ended December 31,			For the Three Months Ended December 31,
		2020	2019	2018	2020	2019
Net income (loss)		$44,150	$99,438	$(1,614)	$(4,212)	$(13,306)
Depreciation and amortization		82,411	69,086	47,470	19,932	23,394
Gain on sales of real estate		(69,151)	(127,684)	(13,742)	—	16
Adjustment for noncontrolling interests		(172)	(122)	(96)	(47)	(30)
FFO attributable to common stockholders		57,238	40,718	32,018	15,673	10,074

FFO per share - basic		$2.32	$1.69	$1.51	$0.63	$0.40
FFO per share - diluted		$2.27	$1.66	$1.48	$0.62	$0.39

Loss on extinguishment of debt and modification costs		1,470	2,869	3,576	—	—
Casualty-related expenses/(recoveries)		790	(34)	(663)	64	(60)
Casualty losses (gains)		(5,886)	3,488	—	(1,954)	3,488
Pandemic expense	(1)	510	—	—	35	—
Amortization of deferred financing costs - acquisition term notes		1,384	553	159	345	269
Adjustment for noncontrolling interests		6	(21)	(9)	5	(11)
Core FFO attributable to common stockholders		55,512	47,573	35,081	14,168	13,760

Core FFO per share - basic		$2.25	$1.97	$1.66	$0.57	$0.55
Core FFO per share - diluted		$2.20	$1.93	$1.62	$0.56	$0.54

Amortization of deferred financing costs - long term debt		1,453	1,530	1,491	351	87
Equity-based compensation expense		5,504	5,130	4,198	1,434	1,186
Adjustment for noncontrolling interests		(21)	(20)	(17)	(5)	(4)
AFFO attributable to common stockholders		62,448	54,213	40,753	15,948	15,029

AFFO per share - basic		$2.53	$2.25	$1.92	$0.64	$0.60
AFFO per share - diluted		$2.47	$2.20	$1.88	$0.63	$0.59

Weighted average common shares outstanding - basic		24,715	24,116	21,189	24,797	25,073
Weighted average common shares outstanding - diluted		25,234	24,593	21,667	25,350	25,520

Dividends declared per common share		$1.279	$1.138	$1.025	$0.341	$0.313

FFO Coverage - diluted	(2)	1.77x	1.46x	1.44x	1.81x	1.26x
Core FFO Coverage - diluted	(2)	1.72x	1.70x	1.58x	1.64x	1.73x
AFFO Coverage - diluted	(2)	1.94x	1.94x	1.84x	1.84x	1.88x

(1)	Represents additional cleaning, disinfecting, PPE and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.
(2)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

nxrt.nexpoint.com	Page 19

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	FY 2020	FY 2019	% Change	Q4 2020	Q4 2019	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$84,480	$876,746	-90.4%	$84,480	$241,000	N/M

Capitalized Rehab Expenditures
Interior	10,093	12,044	-16.2%	2,660	3,235	-17.8%
Exterior and common area	20,447	11,242	81.9%	5,015	2,899	N/M

Capitalized Maintenance Expenditures
Recurring	5,417	5,435	-0.3%	1,293	1,195	8.2%
Non-Recurring	3,746	5,256	-28.7%	630	1,230	-48.8%

Total Capital Expenditures	$124,183	$910,723	86.4%	$94,078	$249,559	N/M

Glenview Reserve - Standard Interior Unit:	Glenview Reserve - Updated Interior Unit:

Parc500 - Standard Kitchen:	Parc500 - Updated Kitchen:

nxrt.nexpoint.com	Page 20

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Interiors (Full & Partials)

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	9	1,048	$1,212	$9,979	15.7%	19.7%
Arbors on Forest Ridge	210	159	773	874	4,417	13.0%	27.2%
Atera Apartments	380	171	1,126	1,271	3,278	12.9%	53.3%
Avant at Pembroke Pines	1,520	143	1,404	1,641	13,578	16.9%	21.0%
Beechwood Terrace	300	175	829	946	6,952	14.1%	20.1%
Bella Solara	320	35	1,122	1,271	9,935	13.3%	18.0%
Bella Vista	248	77	1,245	1,394	11,310	12.0%	15.9%
Bloom	528	26	1,051	1,204	12,015	14.6%	15.3%
Brandywine I & II	632	164	916	1,073	9,015	17.2%	20.9%
Cedar Pointe	210	41	965	1,145	10,410	18.7%	20.7%
Courtney Cove	324	178	825	927	4,791	12.4%	25.7%
Crestmont Reserve	242	50	821	946	5,037	15.2%	29.7%
Cutter's Point	196	140	956	1,073	5,825	12.3%	24.2%
Fairways of San Marcos	352	1	TBD	TBD	TBD	TBD	TBD
Hollister Place	260	201	897	1,048	7,429	16.8%	24.3%
Madera Point	256	214	818	916	4,153	12.0%	28.5%
Parc500	217	168	1,167	1,349	14,684	15.6%	14.8%
Radbourne Lake	225	306	1,002	1,047	1,028	4.5%	53.0%
Residences at Glenview Reserve	360	53	938	1,113	10,281	18.7%	20.4%
Residences at West Place	342	48	1,213	1,327	6,148	9.4%	22.4%
Rockledge Apartments	708	247	1,082	1,271	10,477	17.5%	21.7%
Sabal Palm at Lake Buena Vista	400	18	1,234	1,334	986	8.1%	121.8%
Seasons 704 Apartments	222	172	1,047	1,148	5,715	9.6%	21.1%
Silverbrook	642	450	778	859	4,070	10.4%	23.8%
Summers Landing	196	17	830	989	7,920	19.1%	24.0%
Summit at Sabal Park	252	191	889	992	5,670	11.5%	21.6%
The Cornerstone	430	324	927	1,017	5,396	9.6%	19.9%
The Enclave	204	80	1,252	1,398	10,025	11.6%	17.4%
The Heritage	204	68	1,181	1,326	11,141	12.3%	15.7%
The Preserve at Terrell Mill	752	543	791	939	9,589	18.7%	18.5%
The Venue on Camelback	415	138	667	924	10,743	38.7%	28.8%
Timber Creek	352	197	843	984	7,867	16.7%	21.5%
Torreyana Apartments	315	8	1,103	1,224	12,063	10.9%	12.0%
Venue at 8651	333	254	798	904	6,682	13.3%	19.0%
Versailles	388	289	800	898	6,168	12.2%	19.0%
Total/Weighted Average	13,281	5,355	$914	$1,040	$7,039	13.8%	21.5%

Total/Weighted Average Completed	13,281	5,355	$914	$1,040	$7,039	13.8%	21.5%

Planned Value-Add Programs			Projected Avg. Rent			Rent Change & ROI (Projections)
Old Farm	734	—	$1,226	$1,316	TBD	7.3%	TBD
Stone Creek at Old Farm	190	—	1,261	1,305	TBD	3.5%	TBD
Total/Weighted Average Planned	924	—	$1,301	$1,455	TBD	11.9%	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through December 31, 2020.
(3)	Inclusive of all full and partial interior upgrades completed and leased through December 31, 2020.

nxrt.nexpoint.com	Page 21

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Kitchen & Laundry Appliances

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	230	$807	$49	73.0%
Arbors on Forest Ridge	210	107	713	40	67.3%
Atera Apartments	380	346	730	40	65.8%
Avant at Pembroke Pines	1,520	14	730	25	41.1%
Beechwood Terrace	300	208	737	45	74.0%
Brandywine I & II	632	5	770	50	78.0%
Cedar Pointe	210	152	722	50	83.1%
Crestmont Reserve	242	120	875	27	37.3%
Cutter's Point	196	122	711	45	76.0%
Hollister Place	260	191	953	50	63.0%
Madera Point	256	156	885	30	40.2%
Radbourne Lake	225	216	717	40	66.9%
Rockledge Apartments	708	504	781	40	61.5%
Sabal Palm at Lake Buena Vista	400	634	599	86	171.8%
Silverbrook	642	350	721	48	80.5%
Summers Landing	196	68	790	50	75.9%
Summit at Sabal Park	252	223	988	40	48.6%
The Cornerstone	430	17	809	50	74.2%
Timber Creek	352	120	720	45	75.0%
Venue at 8651	333	210	711	46	77.4%
Versailles	388	293	864	50	68.9%
Total/Weighted Average	8,478	4,286	$772	$48	74.2%

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all kitchen and laundry appliance upgrades completed through December 31, 2020.
(3)	Inclusive of all kitchen and laundry appliance upgrades completed and leased through December 31, 2020.

nxrt.nexpoint.com	Page 22

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Smart Home Technology Packages

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors on Forest Ridge	210	210	$1,416	$45	27.7%
Atera Apartments	380	380	1,339	50	33.5%
Avant at Pembroke Pines	1,520	1,520	1,350	45	29.0%
Beechwood Terrace	300	300	1,291	45	30.3%
Bella Vista	248	248	970	40	43.3%
Brandywine I & II	632	632	1,234	45	31.7%
Cedar Pointe	210	210	1,242	45	31.5%
Courtney Cove	324	324	1,238	35	22.4%
Crestmont Reserve	242	242	1,241	45	31.6%
Cutter's Point	196	196	1,400	45	28.0%
Hollister Place	260	260	843	35	47.3%
Madera Point	256	256	1,283	45	30.5%
Old Farm	734	734	928	45	55.3%
Radbourne Lake	225	225	630	35	50.0%
Sabal Palm at Lake Buena Vista	400	400	1,237	45	31.7%
Silverbrook	642	642	1,308	45	29.9%
Stone Creek at Old Farm	190	190	909	45	56.5%
The Cornerstone	430	430	1,236	45	31.7%
The Enclave	204	204	966	40	43.5%
The Heritage	204	204	997	40	42.1%
Timber Creek	352	352	1,299	45	30.2%
Venue at 8651	333	333	1,229	45	31.9%
Versailles	388	388	1,080	45	36.3%
Total/Weighted Average	8,880	8,880	$1,194	$44	33.8%

Planned Value-Add Programs				Rent Change & ROI (Projections)
Arbors of Brentwood	346	—	TBD	TBD	TBD
Bella Solara	320	—	TBD	TBD	TBD
Bloom	528	—	TBD	TBD	TBD
Fairways of San Marcos	352	—	TBD	TBD	TBD
Residences at Glenview Reserve	360	—	TBD	TBD	TBD
Residences at West Place	342	—	TBD	TBD	TBD
Rockledge Apartments	708	—	TBD	TBD	TBD
Seasons 704 Apartments	222	—	TBD	TBD	TBD
Summers Landing	196	—	TBD	TBD	TBD
Summit at Sabal Park	252	—	TBD	TBD	TBD
The Preserve at Terrell Mill	752	—	TBD	TBD	TBD
The Venue on Camelback	415	—	TBD	TBD	TBD
Torreyana Apartments	315	—	TBD	TBD	TBD
Total/Weighted Average Planned	5,108	—	TBD	TBD	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all smart home technology package upgrades completed through December 31, 2020.
(3)	Inclusive of all smart home technology package upgrades completed and leased through December 31, 2020.

nxrt.nexpoint.com	Page 23

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of December 31, 2020 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	84	$13,130	1.82%	7/1/2024
Cutter's Point	Floating	84	16,640	1.82%	7/1/2024
Silverbrook	Floating	84	30,590	1.82%	7/1/2024
Beechwood Terrace	Floating	84	23,365	1.58%	9/1/2025
The Summit at Sabal Park	Floating	84	13,560	1.76%	7/1/2024
Courtney Cove	Floating	84	13,680	1.76%	7/1/2024
The Preserve at Terrell Mill	Floating	84	42,480	1.76%	7/1/2024
Versailles	Floating	84	23,880	1.76%	7/1/2024
Seasons 704 Apartments	Floating	84	17,460	1.76%	7/1/2024
Madera Point	Floating	84	15,150	1.76%	7/1/2024
Venue at 8651	Floating	84	13,734	1.92%	7/1/2024
The Venue on Camelback	Floating	84	28,093	1.82%	7/1/2024
Old Farm	Floating	84	52,886	1.82%	7/1/2024
Stone Creek at Old Farm	Floating	84	15,274	1.82%	7/1/2024
Timber Creek	Floating	84	24,100	1.40%	10/1/2025
Radbourne Lake	Floating	84	20,000	1.43%	10/1/2025
Sabal Palm at Lake Buena Vista	Floating	84	42,100	1.44%	9/1/2025
Cornerstone	Fixed	120	21,299	4.24%	3/1/2023
Parc500	Fixed	120	14,951	4.49%	8/1/2025
Hollister Place	Floating	84	14,811	1.48%	10/1/2025
Rockledge Apartments	Floating	84	68,100	1.71%	7/1/2024
Atera Apartments	Floating	84	29,500	1.62%	11/1/2024
Cedar Pointe	Floating	84	17,300	1.49%	9/1/2025
Crestmont Reserve	Floating	84	12,061	1.32%	10/1/2025
Brandywine I & II	Floating	84	43,835	1.32%	10/1/2025
Bella Vista	Floating	84	29,040	1.46%	2/1/2026
The Enclave	Floating	84	25,322	1.46%	2/1/2026
The Heritage	Floating	84	24,625	1.46%	2/1/2026
Summers Landing	Floating	84	10,109	1.32%	10/1/2025
Residences at Glenview Reserve	Floating	84	26,560	1.58%	10/1/2025
Residences at West Place	Fixed	120	33,817	4.24%	10/1/2028
Avant at Pembroke Pines	Floating	84	177,100	1.57%	9/1/2026
Arbors of Brentwood	Floating	84	34,237	1.57%	10/1/2026
Torreyana Apartments	Floating	84	37,400	1.84%	12/1/2026
Bloom	Floating	84	58,850	1.84%	12/1/2026
Bella Solara	Floating	84	36,575	1.84%	12/1/2026
Fairways at San Marcos	Floating	84	46,464	2.21%	12/1/2027
			$1,168,078
Fair market value adjustment			1,261
Deferred financing costs, net of accumulated amortization of $3,706			(6,484)
			$1,162,855
(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)

Interest rate is based on a reference rate plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR was 0.14388% and 30-Day Average SOFR was 0.08334% as of December 31, 2020. Fairways at San Marcos utilizes 30-Day Average SOFR as its reference rate while all other properties utilize one-month LIBOR.

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of December 31, 2020 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
Corporate Credit Facility	Floating	24	$183,000	2.64%	1/28/2022
Deferred financing costs, net of accumulated amortization of $1,937			(677)
			$182,323

nxrt.nexpoint.com	Page 24

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(1)	Interest rate is based on one-month LIBOR plus an applicable margin. One-month LIBOR as of December 31, 2020 was 0.14388%.

Interest Rate Swap Agreements

As of December 31, 2020, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
July 1, 2016	June 1, 2021	KeyBank	$100,000	1.1055%
July 1, 2016	June 1, 2021	KeyBank	100,000	1.0210%
July 1, 2016	June 1, 2021	KeyBank	100,000	0.9000%
September 1, 2016	June 1, 2021	KeyBank	100,000	0.9560%
April 1, 2017	April 1, 2022	KeyBank	100,000	1.9570%
May 1, 2017	April 1, 2022	KeyBank	50,000	1.9610%
July 1, 2017	July 1, 2022	KeyBank	100,000	1.7820%
June 1, 2019	June 1, 2024	KeyBank	50,000	2.0020%
June 1, 2019	June 1, 2024	Truist	50,000	2.0020%
September 1, 2019	September 1, 2026	KeyBank	100,000	1.4620%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.3020%
January 3, 2020	September 1, 2026	KeyBank	92,500	1.6090%
March 4, 2020	June 1, 2026	Truist	100,000	0.8200%
			$1,167,500	1.3792%	(2)
(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of December 31, 2020, one-month LIBOR was 0.14388%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

The following table contains summary information regarding our forward interest rate swaps (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
June 1, 2021	September 1, 2026	KeyBank	$200,000	0.8450%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.9530%
September 1, 2026	January 1, 2027	KeyBank	92,500	1.7980%
			$492,500	1.0678%	(2)

(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of December 31, 2020, one-month LIBOR was 0.14388%.
(2)	Represents the weighted average fixed rate of the forward interest rate swaps.

nxrt.nexpoint.com	Page 25

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

The following table summarizes our contractual obligations and commitments as of December 31, 2020 for the next five calendar years subsequent to December 31, 2020 and thereafter. We used one-month LIBOR as of December 31, 2020 to calculate interest expense due by period on our floating rate debt and net interest expense due by period on our interest rate swaps.

		Payments Due by Period (in thousands)
		Total	2021	2022	2023	2024	2025	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,168,078	$896	$1,509	$21,293	$395,168	$245,780	$503,432
Interest expense	(1)	155,861	34,200	29,946	28,656	25,558	20,769	16,732
Total		$1,323,939	$35,096	$31,455	$49,949	$420,726	$266,549	$520,164

Credit Facility
Principal payments		$183,000	$—	$183,000	$—	$—	$—	$—
Interest expense		4,782	4,453	329	—	—	—	—
Total		$187,782	$4,453	$183,329	$—	$—	$—	$—

Total contractual obligations and commitments		$1,511,721	$39,549	$214,784	$49,949	$420,726	$266,549	$520,164

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of December 31, 2020, we had entered into 13 interest rate swap transactions with a combined notional amount of $1.2 billion. We have allocated the total impact of expected settlements on the $1.2 billion notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used one-month LIBOR as of December 31, 2020 to determine our expected settlements through the terms of the interest rate swaps.

Hedged Debt Composition (1)

Hedged/Fixed Rate Debt
Unhedged Floating Rate Debt
8%
92%

Debt Maturity Schedule
Fixed Rate Debt
Floating Rate Debt
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
2021
2022
2023
2024
2025
Thereafter

(1)

As of December 31, 2020, we had total indebtedness of $1.4 billion at an adjusted weighted average interest rate of 1.94%, of which $1.3 billion was debt with a floating interest rate. The interest rate swap agreements we have entered into effectively fix the interest rate on $1.2 billion, or 100%, of our $1.1 billion of floating rate mortgage debt outstanding. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.3792% for one-month LIBOR on the $1.2 billion notional amount of interest rate swap agreements that we have entered into as of December 31, 2020, which effectively fix the interest rate on $1.2 billion of our floating rate mortgage debt outstanding.

nxrt.nexpoint.com	Page 26

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter's Point (3)	Richardson, TX	196	1/31/2014	15,845	1,379	17,224	87,878
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,662	32,062	49,941
Beechwood Terrace	Antioch, TN	300	7/21/2014	21,400	1,796	23,196	77,320
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,655	20,705	82,163
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,635	20,585	63,534
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,437	25,687	114,164
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	3,947	26,697	75,844
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,610	34,160	79,442
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,997	30,162	77,737
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,626	23,876	71,700
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	462	23,794	125,232
Hollister Place	Houston, TX	260	2/1/2017	24,500	2,961	27,461	105,619
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Cedar Pointe	Antioch, TN	210	8/24/2018	26,500	2,352	28,852	137,390
Crestmont Reserve	Dallas, TX	242	9/26/2018	24,680	2,843	27,523	113,731
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,787	87,587	138,587
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Torreyana Apartments	Las Vegas, NV	315	11/22/2019	68,000	2,771	70,771	224,670
Bloom	Las Vegas, NV	528	11/22/2019	106,500	4,786	111,286	210,769
Bella Solara	Las Vegas, NV	320	11/22/2019	66,500	3,642	70,142	219,194
Fairways at San Marcos	Chandler, AZ	352	11/2/2020	84,480	2,045	86,525	245,810
Total/Weighted Average		14,205		$1,857,920	$149,542	$2,007,462	$141,321
(1)	Only includes properties owned as of December 31, 2020.
(2)	Includes interior and exterior rehab.
(3)

Cutter’s Point suffered significant damage from a tornado on October 20, 2019 which necessitated a temporary halt to operation of all 196 units. Upon completion of Phase I of the rebuild efforts, NXRT returned 60 units to service in 2020; there are 57 units occupied out of the 60 available as of December 31, 2020. The remaining 136 units are currently being rebuilt as part of Phase II of the rebuild with an expected return to service in 2021.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Sales Price Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Southpoint Reserve at Stoney Creek	Fredericksburg, Virginia	156	17,000	23,500	150,641	3/20/2020	23,176	5,469
Willow Grove	Nashville, Tennessee	244	13,750	31,300	128,279	3/26/2020	31,005	17,513
Woodbridge	Nashville, Tennessee	220	16,000	31,700	144,091	3/26/2020	31,237	15,990
Eagle Crest	Irving, Texas	447	27,325	55,500	124,161	9/30/2020	54,779	30,160
Total/Weighted Average		7,873	$517,194	$823,925	$104,652		$812,716	$314,871
(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) interest expense (2) advisory and administrative fees, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (4) corporate general and administrative expenses, (5) other gains and losses that are specific to us including loss on extinguishment of debt and modification costs, (6) casualty-related expenses/(recoveries) and casualty gains (losses), (7) miscellaneous income derived from recognition of lost rents covered by insurance, (8) pandemic expenses that are not reflective of continuing operations of the properties and (9) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional and franchise tax fees. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to redeemable noncontrolling interests in the OP and we show the combined amounts attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt and costs incurred in connection with a debt modification that are expensed), casualty-related expenses/recoveries, casualty gains or losses, pandemic expenses, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing and the noncontrolling interests related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

NOI and 2019-2020 Same Store NOI for the Years Ended December 31, 2020 and 2019

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our 2019-2020 Same Store NOI for the years ended December 31, 2020 and 2019 to net income, the most directly comparable GAAP financial measure (in thousands):

		For the Year Ended December 31,
		2020	2019
Net income		$44,150	$99,438
Adjustments to reconcile net income to NOI:
Advisory and administrative fees		7,670	7,500
Corporate general and administrative expenses		10,035	9,613
Casualty-related expenses/(recoveries)	(1)	790	(34)
Casualty losses (gains)		(5,886)	3,488
Miscellaneous income		(1,772)	(587)
Pandemic expense	(2)	510	—
Property general and administrative expenses	(3)	1,112	1,517
Depreciation and amortization		82,411	69,086
Interest expense		44,753	37,385
Loss on extinguishment of debt and modification costs		1,470	2,869
Gain on sales of real estate		(69,151)	(127,684)
NOI		$116,092	$102,591
Less Non-Same Store
Revenues		(82,585)	(63,147)
Operating expenses		34,643	26,610
Same Store NOI		$68,150	$66,054
(1)	Adjustment to net income to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)	Represents additional cleaning, disinfecting, PPE and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.
(3)

Adjustment to net income to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and 2018-2020 Same Store NOI for the Years Ended December 31, 2020, 2019 and 2018

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our NOI and our 2018-2020 Same Store NOI for the years ended December 31, 2020, 2019 and 2018 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Year Ended December 31,
		2020	2019	2018
Net income (loss)		$44,150	$99,438	$(1,614)
Adjustments to reconcile net income to NOI:
Advisory and administrative fees		7,670	7,500	7,474
Corporate general and administrative expenses		10,035	9,613	7,808
Casualty-related expenses/(recoveries)	(1)	790	(34)	(663)
Casualty losses (gains)		(5,886)	3,488	—
Miscellaneous income		(1,772)	(587)	—
Pandemic expense	(2)	510	—	—
Property general and administrative expenses	(3)	1,112	1,517	1,294
Depreciation and amortization		82,411	69,086	47,470
Interest expense		44,753	37,385	28,572
Loss on extinguishment of debt and modification costs		1,470	2,869	3,576
Gain on sales of real estate		(69,151)	(127,684)	(13,742)
NOI		$116,092	$102,591	$80,175
Less Non-Same Store
Revenues		(96,358)	(76,367)	(46,008)
Operating expenses		40,364	31,896	20,236
Same Store NOI		$60,098	$58,120	$54,403
(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)	Represents additional cleaning, disinfecting, PPE and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.
(3)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and Q4 Same Store NOI for the Three Months Ended December 31, 2020 and 2019

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our NOI and our Q4 Same Store NOI for the three months ended December 31, 2020 and 2019 to net loss, the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended December 31,
		2020	2019
Net loss		$(4,212)	$(13,306)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		1,893	1,887
Corporate general and administrative expenses		1,595	2,300
Casualty-related expenses/(recoveries)	(1)	64	(60)
Casualty losses (gains)		(1,954)	3,488
Miscellaneous income		(371)	(587)
Pandemic expense	(2)	35	—
Property general and administrative expenses	(3)	15	448
Depreciation and amortization		19,932	23,394
Interest expense		11,049	10,747
Loss on extinguishment of debt and modification costs		—	—
Gain on sales of real estate		—	16
NOI		$28,046	$28,327
Less Non-Same Store
Revenues	(4)	(5,408)	(5,695)
Operating expenses	(4)	1,989	2,446
Same Store NOI	(4)	$24,627	$25,078

(1)	Adjustment to net loss to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)	Represents additional cleaning, disinfecting, PPE and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.
(3)

Adjustment to net loss to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	Amounts for the three months ended December 31, 2020 and 2019 are derived from the operations of our Q4 Same Store and Non-Same Store properties.

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	FY 2020	FY 2019	FY 2018
Total mortgage debt	$1,168,078	$1,193,528	$845,713
Credit facilities	183,000	218,000	—
Total Debt	1,351,078	1,411,528	845,713
Adjustments to arrive at net debt:
Cash and cash equivalents	(24,457)	(25,671)	(19,864)
Restricted cash held for value-add upgrades and green improvements	(10,614)	(21,903)	(5,209)
Net Debt	$1,316,007	$1,363,954	$820,640
Enterprise Value (1)	$2,374,007	$2,499,954	$1,644,640
Leverage Ratio	55%	55%	50%
(1)	Enterprise Value is calculated as Market Capitalization as of December 31, 2020 plus Net Debt.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Guidance Reconciliations of NOI, Same Store NOI, NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our 2021 NOI guidance to our net loss (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2021 and for the three months ended March 31, 2021 (in thousands):

		For the Year Ended December 31, 2021	For the Three Months Ended March 31, 2021
		Mid-Point (1)	Mid-Point (1)
Net loss		$(22,633)	$(8,726)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		7,570	1,867
Corporate general and administrative expenses		12,479	3,009
Property general and administrative expenses	(2)	10	10
Depreciation and amortization		81,127	22,533
Interest expense		42,063	10,440
Casualty-related recoveries		(1,016)	(408)
Loss on extinguishment of debt and modification costs		—	—
Gain on sales of real estate		—	—
NOI		$119,600	$28,725
Less Non-Same Store
Revenues	(3)	(5,501)
Operating expenses	(3)	1,793
Same Store NOI	(3)	$115,892
(1)

Mid-Point estimates shown for full year and first quarter 2021 guidance. Assumptions made for full year and first quarter 2021 NOI guidance include the Same Store operating growth projections included in the “2021 Full Year Guidance Summary” section of this release and the effect of the acquisition and dispositions throughout the fiscal year.

(2)

Adjustment to net income to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(3)

Amounts are derived from the results of operations of our pro forma Full Year 2021 Same Store properties and Non-Same Store properties. There are 35 properties in our pro forma Full Year 2021 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net loss (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2021 (in thousands, except per share data):

For the Year Ended December 31, 2021
Mid-Point
Net loss	$(22,633)
Depreciation and amortization	81,127
Gain on sales of real estate	-
Adjustment for noncontrolling interests	(165)
FFO attributable to common stockholders	58,329
FFO per share - diluted (1)	$2.27

Loss on extinguishment of debt and modification costs	—
Casualty-related recoveries	(1,016)
Amortization of deferred financing costs - acquisition term notes	625
Adjustment for noncontrolling interests	—
Core FFO attributable to common stockholders	57,938
Core FFO per share - diluted (1)	$2.25

Amortization of deferred financing costs - long term debt	1,432
Equity-based compensation expense	6,687
Adjustment for noncontrolling interests	(26)
AFFO attributable to common stockholders	66,031
AFFO per share - diluted (1)	$2.57

Weighted average common shares outstanding - diluted	25,705
(1)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 25.7 million for the full year 2021.

The following table reconciles our NOI to our net income (loss) for the years ended December 31, 2017, 2016 and 2015 (in thousands):

	For the Year Ended December 31,
	2017	2016	2015
Net income (loss)	$56,359	$25,888	$(10,992)
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees	7,419	6,802	5,565
Corporate general and administrative expenses	6,275	4,014	2,455
Casualty-related expenses/(recoveries)	(287)	151	25
Property general and administrative expenses	1,130	879	1,109
Depreciation and amortization	48,752	35,643	40,801
Interest expense	29,576	20,167	17,817
Loss on extinguishment of debt and modification costs	5,719	1,722	652
Gain on sales of real estate	(78,365)	(25,932)	—
Acquisition costs	—	386	2,975
NOI	$76,578	$69,720	$60,407

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO to our net income (loss) for the years ended December 31, 2017, 2016 and 2015 (in thousands):

	For the Year Ended December 31,
	2017	2016	2015
Net income (loss)	$56,359	$25,888	$(10,992)
Depreciation and amortization	48,752	35,643	40,801
Gain on sales of real estate	(78,365)	(25,932)	—
Adjustment for noncontrolling interests	(1,695)	(4,583)	(4,170)
FFO attributable to common stockholders	25,051	31,016	25,639

FFO per share - basic	$1.19	$1.46	$1.20
FFO per share - diluted	$1.17	$1.46	$1.20

Acquisition costs	—	386	2,975
Loss on extinguishment of debt and modification costs	5,719	1,722	652
Change in fair value on derivative instruments - ineffective portion	(309)	(1,683)	—
Amortization of deferred financing costs - acquisition term notes	403	—	—
Adjustment for noncontrolling interests	(429)	(94)	(322)
Core FFO attributable to common stockholders	30,435	31,347	28,944

Core FFO per share - basic	$1.45	$1.48	$1.36
Core FFO per share - diluted	$1.42	$1.47	$1.36

Amortization of deferred financing costs - long term debt	1,592	1,423	1,081
Equity-based compensation expense	3,108	825	—
Adjustment for noncontrolling interests	(76)	(140)	(92)
AFFO attributable to common stockholders	35,059	33,455	29,933

AFFO per share - basic	$1.66	$1.58	$1.41
AFFO per share - diluted	$1.64	$1.57	$1.41

Weighted average common shares outstanding - basic	21,057	21,232	21,294
Weighted average common shares outstanding - diluted	21,399	21,314	21,294

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